As filed with the U.S. Securities and Exchange Commission on February 16, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________________________
HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
________________________________________________________________

Delaware	45-3337483
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of Principal Executive Offices)
______________________________________________________________
2019 Stock Option and Incentive Plan
2019 Employee Stock Purchase Plan
(Full title of the plan)
______________________________________________________________
Daniel Burton
Chief Executive Officer
Health Catalyst, Inc.
10897 South River Front Parkway #300
South Jordan, UT 84095
(Name and address of agent for service)
(801) 708-6800
(Telephone number, including area code, of agent for service)
______________________________________________________________

Copies to:
Richard A. Kline Erica D. Kassman Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600	Benjamin Landry Health Catalyst, Inc. 10897 South River Front Parkway #300 South Jordan, UT 84095 (801) 708-6800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Health Catalyst, Inc. (the “Registrant”) to register 2,926,544 additional shares of common stock, par value $0.001 per share (the “Common Stock”) of the Registrant reserved for issuance under the Registrant’s 2019 Stock Option and Incentive Plan and 585,308 additional shares of Common Stock reserved for issuance under the Registrant’s 2019 Employee Stock Purchase Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2019 (File No. 333-232795) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), filed with the Commission on February 22, 2024;

(b) The Registrant’s Current Report on Form 8-K filed with the Commission on January 8, 2024; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38993) filed with the Commission on July 18, 2019 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

4.1	Form of Common Stock Certificate of the Registrant.	S-1/A	333-232400	4.1	7/12/2019

4.2	2019 Stock Option and Incentive Plan, and forms of agreement thereunder.	S-1/A	333-232400	10.12	7/12/2019

4.3	2019 Employee Stock Purchase Plan.	S-1/A	333-232400	10.14	7/12/2019

5.1	Opinion of Latham & Watkins LLP.	Filed Herewith

23.1	Consent of Independent Registered Public Accounting Firm.	Filed Herewith

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).	Filed Herewith

24.1	Power of Attorney (contained on signature page hereto).	Filed Herewith

107	Filing Fee Table	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on February 22, 2024.

HEALTH CATALYST, INC.

By:	/s/ Daniel Burton
Daniel Burton
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Burton, Bryan Hunt, Jason Alger, and Benjamin Landry, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Health Catalyst, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Burton	Chief Executive Officer and Director	February 22, 2024
Daniel Burton	(Principal Executive Officer)

/s/ Bryan Hunt	Chief Financial Officer	February 22, 2024
Bryan Hunt	(Principal Financial Officer)

/s/ Jason Alger	Chief Accounting Officer	February 22, 2024
Jason Alger	(Principal Accounting Officer)

/s/ John A. Kane	Director	February 22, 2024
John A. Kane

/s/ Duncan Gallagher	Director	February 22, 2024
Duncan Gallagher

/s/ Matthew Kolb	Director	February 22, 2024
Matthew Kolb

/s/ Julie Larson-Green	Director	February 22, 2024
Julie Larson-Green

/s/ Anita V. Pramoda	Director	February 22, 2024
Anita V. Pramoda

/s/ S. Dawn Smith	Director	February 22, 2024
S. Dawn Smith

/s/ Mark Templeton	Director	February 22, 2024
Mark Templeton